LEGG MASON INVESTOR SERVICES, LLC


                              Dated: December 2005

















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                                TABLE OF CONTENTS

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Topic                                                                                          Page

I. Introduction                                                                                 5

         A. Individuals and Entities Covered by the Code                                        5

         B. Fiduciary Duty                                                                      5

                  1.       The Funds Come First                                                 5
                  2.       Avoid Taking Advantage                                               5
                  3.       Comply with the Code                                                 5

II.      Personal Securities Transactions Involving the Funds                                   5

         A.       Pre-clearance of Transactions in the Funds                                     5

         B.       Execution of Transactions in the Funds                                        5

         C.       Prohibited Transactions in the Funds                                          5

                  1.       60 Day Holding Period                                                6
                  2.       Other Prohibited Trading                                             6

         D.       Exemptions for Transactions in the Funds                                      6

                  1.     Exemption from Pre-clearance                                            6
                  2.     Exemptions from Treatment as a Prohibited Transaction                  6

                           a.       Money Market Funds                                          6
                           b.       No Knowledge                                                6
                           c.       Automatic Investment/Withdrawal Plans                       6
                           d.       Certain 401(k) Account Reallocations                        6

         E.       Reporting Requirements for Transactions in the Funds                          6

III.     Personal Securities Transactions Not Involving the Funds                               7

         A.       Pre-clearance Requirements for Access Persons                                  7

                  1.     General Requirement                                                    7
                  2.     Trade Authorization Request Forms                                      7
                  3.     Review of Form                                                         7
                  4.     Length of Trade Authorization Approval                                 8
                  5.     No Explanation Required for Refusals                                   8

         B.       Execution of Personal Securities Transactions                                 8

         C.       Prohibited Transactions                                                       8

                  1.     Always Prohibited Securities Transactions                              8

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                           a.       Inside Information                                          8
                           b.       Market Manipulation                                         8
                           c.       Others                                                      8

                  2.     Generally Prohibited Securities Transactions                           8

                         One Day Blackout                                                       8

         D.       Exemptions                                                                    8

                  1.     Exemptions from Pre-clearance and Treatment as a
                         Prohibited Transaction                                                 8

                           a.       Mutual Funds                                                9
                           b.       No Knowledge                                                9
                           c.       Legg Mason, Inc. Stock                                      9
                           d.       Certain Corporate Actions                                   9
                           e.       Automatic Investment Plans                                  9
                           f.       Option-Related Activity                                     9
                           g.       Commodities, Futures and Options on Futures                 9
                           h.       Rights                                                      9
                           i.       Miscellaneous                                               9

                  2.       Exemption from Treatment as a Prohibited Transaction                 9


                           a.       De Minimis Transactions                                     9
                                    i.      Equity Securities                                   10
                                    ii.     Fixed Income Securities                             10
                           b.       Options on Broad-Based Indices                              10

         E. Reporting Requirements                                                              10

                  1.       Initial and Periodic Disclosure of Personal Holdings                 10
                  2.       Transaction and Periodic Statement Reporting Requirements            11
                  3.       Disclaimers                                                          11
                  4.       Availability of Reports                                              11

IV. Fiduciary Duties                                                                            11

         A. Confidentiality                                                                     11

         B. Corporate Opportunities                                                             11

         C. Undue Influence                                                                     11


V.       Compliance with the Code of Ethics                                                     12

         A. Code of Ethics Review Committee                                                     12

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                  1.       Membership, Voting and Quorum                                        12
                  2.       Investigating Violations of the Code                                 12
                  3.       Annual Reports                                                       12

         B. Remedies                                                                            12

                  1.       Sanctions                                                            12
                  2.       Sole Authority                                                       12
                  3.       Review                                                               12

         C. Exceptions to the Code                                                              13

         D. Inquiries Regarding the Code                                                        13

VI. Definitions                                                                                 13

         "Access Person"                                                                        13
         "Appropriate Compliance Department"                                                    13
         "Automatic Investment Plan"                                                            13
         "Beneficial Interest"                                                                  13
         "Board of Directors"                                                                   13
         "Code"                                                                                 13
         "Equivalent Security"                                                                  13
         "Immediate Family"                                                                     13
         "Legal and Compliance Department"                                                      13
         "LMIS"                                                                                 13
         "Pre-clearance Officer"                                                                 13
         "Securities Transaction"                                                               13
         "Security"                                                                             13

VII. Appendices to the Code 13

         Appendix 1  -      Contact Persons                                                     i
         Appendix 2  -      Acknowledgement of Receipt of Code of Ethics
                            and Personal Holdings Report                                        ii
         Appendix 3  -      Trade Authorization Request for Access Persons                      v
         Appendix 4  -      Certification of Access Person's Designee                           vi
                            Appendix 5  -   [Reserved]                                          vii
         Appendix 6  -      Form Letter to Broker, Dealer or Bank                               viii
         Appendix 7  -      Certification of No Beneficial Interest                             ix
         Appendix 8  -      New Account(s) Report                                               x
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I.       INTRODUCTION

A. Individuals and Entities Covered by the Code. All Access Persons(1) are subject to the provisions of this Code unless they are covered by another code of ethics that has been approved by the LMIS Chief Compliance Officer.

B. Fiduciary Duty. The Code is based on the principle that Access Persons owe a fiduciary duty to the Funds and must avoid activities, interests and relationships that might interfere with making decisions in the best interests of any of the Funds.

         As fiduciaries, Access Persons must at all times comply with the following principles:

         1. The Funds Come First. Access Persons must scrupulously avoid serving their personal interests ahead of the interests of the Funds. An Access Person may not induce or cause a Fund to take action, or not to take action, for the Access Person's personal benefit, rather than for the benefit of the Fund. For example, an Access Person would violate this Code by causing a Fund to purchase a Security the Access Person owned for the purpose of increasing the price of that Security.

         2. Avoid Taking Advantage. Access Persons may not use their knowledge of open, executed, or pending portfolio transactions to profit by the market effect of such transactions, nor may they use their knowledge of Fund portfolio holdings to engage in short-term or other abusive trading of the Funds. In addition, since the receipt of investment opportunities, perquisites, or gifts from persons seeking business with a Fund or a Fund Adviser could call into question the exercise of an Access Person's independent judgment, all Access Persons must comply with the provisions of the Code relating to these activities.

         3. Comply With the Code. Doubtful situations should be resolved in favor of the Funds. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any Securities Transactions that indicate an abuse of fiduciary duties.

II.      PERSONAL SECURITIES TRANSACTIONS INVOLVING THE FUNDS

A. Pre-clearance of Transactions in the Funds. Transactions involving Funds (purchases, sales or exchanges) do not need to be pre-cleared.

B. Execution of Transactions in Funds. Unless an exception is provided in writing by the Appropriate Compliance Department, all transactions in the Funds shall be executed through a broker-dealer previously approved by the Legal and Compliance Department.

C.   Prohibited Transactions in the Funds.

         1. 60 Day Holding Period. No Access Person may sell (or exchange out of) shares of a Fund in which the Access Person has a Beneficial Interest within sixty (60) calendar days of a purchase of (or exchange into) shares of the same Fund for the same account, including any individual retirement account or 401(k) participant account.

__________________
  (1) Capitalized words are defined in Section VI (Definitions).

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         2.       Other Prohibited Trading. No Access Person may use his or her
                  knowledge of the portfolio holdings of a Fund to engage in any trade or short-term trading strategy involving such Fund that may conflict with the best interests of the Fund and its shareholders.

D.   Exemptions for Transactions in the Funds.

         1.       Exemption from Pre-clearance: Not applicable.

         2. Exemptions from Treatment as a Prohibited Transaction: The following Securities Transactions involving the Funds are exempt from the prohibited transaction restrictions set forth in Section II.C.1:

                  a. Money Market Funds. Purchases or redemptions of Funds that are money market funds.

                  b. No Knowledge. Purchases or redemptions of Funds where the Access Person has no knowledge of the transaction before it is completed (for example, transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades made by an investment manager retained by the Access Person, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed);

                  c. Systematic Investment. Purchases or redemptions of Funds pursuant to an Automatic Investment Plan where a prescribed purchase or sale is made automatically on a regular predetermined basis without affirmative action by the Access Person or pursuant to a similar arrangement approved by the Compliance Department (for example, Legg Mason Future First, automated payroll deduction investments by 401(k) participants, or automatic dividend reinvestment).

                  d. Non-material 401(k) Account Reallocations. Within 60 days of a prior reallocation, sales of Funds through a reallocation of an Access Person's current holdings in his/her 401(k) participant account as long as this subsequent reallocation does not materially alter (by more than 2%) the percentage of the account that is invested in a particular Fund. For example, if for the second time within 60 days, an Access Person rebalances his or her current holdings to counteract the impact of market appreciation, the resulting sale or exchange from any underlying Funds, if not material (if lower than or equal to 2%) in relation to the overall composition of the account, would not be subject to the prohibited transactions restrictions.

E. Reporting Requirements for Transactions in Funds. Each Access Person must arrange for the Appropriate Compliance Department to receive directly from the Access Person's approved brokerage firm duplicate copies of each confirmation for each transaction involving a Fund and periodic statements for each account in which such Access Person has a Beneficial Interest and that holds the Funds.

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     Access Persons will not be required to arrange for the delivery of duplicate copies of 401(k) participant account statements.


III.     PERSONAL SECURITIES TRANSACTIONS NOT INVOLVING THE FUNDS

A.   Pre-clearance Requirements for Access Persons

         1.      General Requirement. Except for the transactions specified in
                 Section III.D.1, any Securities Transaction in which an Access Person has or acquires a Beneficial Interest must be pre-cleared with a Pre-clearance Officer.

         2. Trade Authorization Request Forms. Prior to entering an order for a Securities Transaction that requires pre-clearance, the Access Person must complete a Trade Authorization Request form (Appendix 3) and submit the completed form to a Pre-clearance Officer. The form requires Access Persons to provide certain information and to make certain representations.

                 In the event an Access Person is unable to complete a Trade Authorization Request form, the Access Person may designate another individual to complete the form on his or her behalf. The Access Person's designee should complete the Trade Authorization Request form and the Certification of Access Person's Designee (Appendix 4) and submit both forms to a Pre-clearance Officer.

                 Proposed Securities Transactions of a Pre-clearance Officer that require pre-clearance must be submitted to another Pre-clearance Officer for approval.

         3. Review of Form. After receiving a completed Trade Authorization Request form, a Pre-clearance Officer will (a) review the information set forth in the form, (b) review information regarding past, pending, and contemplated transactions by any relevant Fund, as necessary, and (c) as soon as reasonably practicable, determine whether to authorize the proposed Securities Transaction. The granting of authorization, and the date and time that authorization was granted, must be reflected on the form. The Pre-clearance Officer should keep one copy of the completed form for the Appropriate Compliance Department and provide one copy to the Access Person seeking authorization.

                 No order for a securities transaction for which pre-clearance authorization is required may be placed prior to the receipt by the Access Person of written authorization of the transaction by a Pre-clearance Officer. Verbal approvals are not permitted.

         4. Length of Trade Authorization Approval. The authorization provided by a Pre-clearance Officer is effective until the earlier of (1) its revocation, (2) the close of business on the next trading day immediately following the day on which the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Tuesday), or (3) the moment the Access Person learns that the information in the Trade Authorization
                 Request form is not accurate. If the order for the Securities Transaction is not placed within that period, a new authorization must be obtained before the Securities Transaction is placed. If the Securities Transaction is placed but has not been executed before the authorization expires (as, for example, in the case of a limit order), no new

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                 authorization is necessary unless the person placing the
                 original order for the Securities Transaction amends it in any way, or learns that the information in the Trade Authorization Request form is not accurate.

         5. No Explanation Required for Refusals. In some cases, a Pre-clearance Officer may refuse to authorize a Securities Transaction for a reason that is confidential. Pre-clearance Officers are not required to give an explanation for refusing to authorize any Securities Transaction.

B. Execution of Personal Securities Transactions. Unless an exception is provided in writing by the Appropriate Compliance Department, all transactions in Securities subject to the pre-clearance requirements shall be executed through a broker-dealer previously approved by the Legal and Compliance Department.

C.   Prohibited Transactions.

         1. Always Prohibited Securities Transactions. The following Securities Transactions are prohibited and will not be authorized under any circumstances:

                  a. Inside Information. Any transaction in a Security by an individual who possesses material nonpublic information regarding the Security or the issuer of the Security;

                  b. Market Manipulation. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading;

                  c. Others. Any other transaction deemed by the Pre-clearance Officer to involve a conflict of interest, possible diversions of corporate opportunity, or an appearance of impropriety.

         2. Generally Prohibited Securities Transactions. Unless exempted by Section III.D, the following Securities Transactions are prohibited and will not be authorized by a Pre-clearance Officer absent exceptional circumstances.

                  One Day Blackout. Any purchase or sale of a Security by an Access Person on any day during which any Fund has a pending buy or sell order, or has effected a buy or sell transaction, in the same Security (or Equivalent Security).

D.   Exemptions.

         1. Exemptions from Pre-clearance and Treatment as a Prohibited Transaction. The following Securities Transactions are exempt from the pre-clearance requirements set forth in Section III.A. and the prohibited transaction restrictions set forth in Section III.C.2:

                  a. Mutual Funds. Any purchase or sale of a Security issued by any registered open-end investment companies other than a Fund (including College Savings Plans established under Section 529(a) of the Internal Revenue Code known as "Section 529 Plans" regardless of whether they offer the Funds);

                  b. No Knowledge. Securities Transactions where the Access Person has no knowledge of the transaction

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                           before it is completed (for example, Securities
                           Transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades made by an investment manager retained by the Access Person, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed);

                  c. Legg Mason, Inc. Stock. Any purchase or sale of, or option transaction in Legg Mason, Inc. stock.

                  d. Certain Corporate Actions. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

                  e. Systematic Investment. Any acquisition or redemption of a security pursuant to an Automatic Investment Plan where a prescribed purchase or redemption is made automatically on a regular predetermined basis without affirmative action by the Access Person or pursuant to a similar arrangement approved by the Compliance Department (for example Employee Stock Purchase Plan).

                  f. Options-Related Activity. Any acquisition or disposition of a security in connection with an option-related Securities Transaction that has been previously approved pursuant to the Code. For example, if an Access Person receives approval to write a covered call, and the call is later exercised, the provisions of Sections III.A. and III.C. are not applicable to the sale of the underlying security.

                  g. Commodities, Futures, and Options on Futures. Any Securities Transaction involving commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures.

                  h. Rights. Any acquisition of Securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent the rights were acquired in the issue; and

                  i. Miscellaneous. Any transaction in the following: (1) bankers acceptances, (2) bank certificates of deposit, (3) commercial paper, (4) repurchase agreements, (5) Securities that are direct obligations of the U.S. Government, and (6) other Securities as may from time to time be designated in writing by the Code of Ethics Review Committee on the ground that the risk of abuse is minimal or non-existent.

         2. Exemption from Treatment as a Prohibited Transaction. The following Securities Transactions are exempt from the prohibited transaction restrictions that are set forth in
                  Section III.C.2. They are not exempt from the pre-clearance requirements set forth in Section III.A:

                  a. De Minimis Transactions. The prohibition in Section III.C.2. is not applicable to the following transactions:

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                        i.   Equity Securities. Any equity Security
                             Transaction, or series of related transactions, effected over a thirty (30) calendar day period, involving 1000 shares or less in the aggregate if the issuer of the Security is listed on the New York Stock Exchange or has a market capitalization in excess of $1 billion.

                        ii. Fixed-Income Securities. Any fixed income Security Transaction, or series of related transactions, effected over a thirty (30) calendar day period, involving $100,000 principal amount or less in the aggregate.

                  b.       Options on Broad-Based Indices. The prohibition in
                           Section III.C.2. is not applicable to any Securities Transaction involving options on certain broad-based indices designated by the Legal and Compliance Department. The broad-based indices designated by the Legal and Compliance Department may be changed from time to time and presently consist of the S&P 500, the S&P 100, NASDAQ 100, Nikkei 300, NYSE Composite, and Wilshire Small Cap indices.

E.   Reporting Requirements

         1. Initial and Periodic Disclosure of Personal Holdings Within ten (10) days of being designated as an Access Person and thereafter on an annual basis, an Access Person must acknowledge receipt and review of the Code and disclose all Securities in which such Access Person has a Beneficial Interest on the Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report (Appendix 2). The information regarding securities ownership must be current as of a date no more than 45 days prior to the individual becoming an Access Person or submitting his annual holdings report.

         2.       Transaction and Periodic Statement Reporting Requirements

                  a. Except as provided below in III E.2.b, an Access Person must arrange for the Appropriate Compliance Department to receive directly from any broker dealer, or bank that effects any Securities Transaction in which the Access Person has or acquires a Beneficial Interest, duplicate copies of each confirmation for each such transaction and periodic statements for each account in which such Access Person has a Beneficial Interest. Transaction reports must be provided no later than 30 days after the close of each calendar quarter. Attached as Appendix 6 is a form of letter that may be used to request such documents from such entities.

                  b. For the "mutual funds-only accounts" in which he has a Beneficial Interest, an Access Person does not need to arrange for the Compliance Department to receive duplicate transaction confirmations and periodic statements on an ongoing basis. However, statement copies for these accounts must be made available for review upon specific request by the Legal & Compliance Department. "Mutual funds-only accounts" are herein defined as accounts invested only in open-end mutual funds (not including the Funds) where no other type of securities may be held.

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                  c.       If an Access Person opens a new reportable account
                           that has not previously been disclosed, the Access Person must immediately notify the Appropriate Compliance Department in writing of the existence of the account and make arrangements to comply with the requirements set forth herein. Access Persons may report the opening of a new account by completing the New Account(s) Report that is attached as Appendix 8.

                           If an Access Person is not able to arrange for duplicate confirmations and periodic statements to be sent, the Access Person must immediately notify the Appropriate Compliance Department.

         3. Disclaimers. Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

         4. Availability of Reports. All information supplied pursuant to this Code may be made available for inspection to the board of directors of each company employing the Access Person, the Board of Directors of each Fund, the Code of Ethics Review Committee, the Legal and Compliance Department, Pre-clearance Officers, the Access Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the Securities Exchange Commission, any self-regulatory organization of which LMIS is a member, any state securities commission, and any attorney or agent of the foregoing or of the Funds.


IV.      FIDUCIARY DUTIES

A. Confidentiality. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Funds, except to persons whose responsibilities require knowledge of the information.

B. Corporate Opportunities. Access Persons may not take personal advantage of any opportunity properly belonging to any Fund.

C. Undue Influence. Access Persons may not cause or attempt to cause any Fund to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access Person. If an Access Person stands to benefit materially from an investment decision for a Fund, and the Access Person is making or participating in the investment decision, then the Access Person must disclose the potential benefit to those persons with authority to make investment decisions for the Fund (or, if the Access Person in question is a person with authority to make investment decisions for the Fund, to the Appropriate Compliance Department). The person to whom the Access Person reports the interest, in consultation with the Appropriate Compliance Department, must determine whether or not the Access Person will be restricted in making or participating in the investment decision.

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V.       COMPLIANCE WITH THE CODE OF ETHICS

A.   Code of Ethics Review Committee

         1. Membership, Voting and Quorum. The Code of Ethics Review Committee is comprised of the individuals identified in Appendix 1. The Committee shall vote by majority vote with two members serving as a quorum.

         2. Investigating Violations of the Code. The Appropriate Compliance Department is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Code of Ethics Review Committee. The Code of Ethics Review Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any material violation of the Code by an Access Person will be reported to the Boards of Directors of the relevant Funds no less frequently than each quarterly meeting.

         3. Annual Reports. The Code of Ethics Review Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will report to the Board of Directors of each Fund:

                  a. Summarizing existing procedures concerning personal investing and any changes in the procedures made during the past year;

                  b. Identifying any material violation during the past year; and

                  c. Identifying any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

B.   Remedies

         1. Sanctions. If the Code of Ethics Review Committee determines that an Access Person has committed a violation of the Code, the Committee may impose sanctions and take other actions as it deems appropriate, including a verbal warning, a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the Securities and Exchange Commission, criminal referral, and termination of employment of the violator for cause. The Code of Ethics Review Committee may also require the Access Person to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result. The amount of profit shall be calculated by the Code of Ethics Review Committee. No member of the Code of Ethics Review Committee may review his or her own transaction. The Code of Ethics Review Committee can delegate authority to deal immediately with questions regarding, or violations of, the Code to a representative of the Appropriate Compliance Department.

         2. Sole Authority. The Code of Ethics Review Committee has sole authority, subject to the review set forth in Section V.B.3 below, to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. In exercising such authority, the Code of Ethics Review Committee may delegate authority to determine remedies to a representative of the Appropriate Compliance Department; however, all such determinations will

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                  be subject to review and approval by the Code of Ethics Review
                  Committee. Failure to promptly comply with any sanction directive may result in the imposition of additional sanctions.

         3. Review. The Boards of Directors of the relevant Funds may modify sanctions imposed by the Code of Ethics Review Committee, as they deem appropriate. The Boards shall have access to all information considered by the Code of Ethics Review Committee in relation to the case. The Code of Ethics Review Committee may determine whether or not to delay the imposition of any sanctions pending review by the applicable Board of Directors.

C. Exceptions to the Code. Although exceptions to the Code will rarely be granted, the Appropriate Compliance Department may grant exceptions to the requirements of the Code on a case by case basis if the Appropriate Compliance Department finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing and must be reported as soon as practicable to the Code of Ethics Review Committee and to any relevant Funds' Board of Directors at their next regularly scheduled meeting after the exception is granted.

D. Inquiries Regarding the Code. The Appropriate Compliance Department will answer any questions about this Code or any other compliance-related matters.


VI.      DEFINITIONS

   When used in the Code, the following terms have the meanings set forth below:

         "Access Person" means:

         (1) every director, officer or general partner of LMIS who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of a Security by a Fund for which LMIS acts as principal underwriter, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Securities;

         (2) such other persons as the Legal and Compliance Department shall designate.

         Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Legal and Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 17j-1(e) (1) promulgated under the Investment Company Act of 1940, as amended.

         "Appropriate Compliance Department" for an employee means the compliance department of that employee's immediate employer. For dual employees, the compliance department of one employer will be designated as the Appropriate Compliance Department.

         "Automatic Investment Plan" means a program in which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

         "Beneficial Interest" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities.

      An Access Person is deemed to have a Beneficial Interest in the following:

         (1)      any Security owned individually by the Access Person;

         (2) any Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations); and

         (3) any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if:

                  a. the Security is held in an account over which the Access Person has decision making authority (for example, the Access Person acts as trustee, executor, or guardian); or

                  b. the Security is held in an account for which the Access Person acts as a broker or investment adviser representative.

    An Access Person is presumed to have a Beneficial Interest in the following:

         (4) any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person. This presumption may be rebutted if the Access Person provides the Legal and Compliance Department with satisfactory assurances that the Access Person does not have an ownership interest, individual or joint, in the Security and exercises no influence or control over investment decisions made regarding the Security. Access Persons may use the form attached as Appendix 7 (Certification of No Beneficial Interest) in connection with such requests. The presumption will not be deemed rebutted unless and until the Compliance Department approves the petition in writing.

         Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Legal and Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a) (2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

         "Board of Directors" means the Board of Directors of the Funds.

         "Code" means this Code of Ethics, as amended.

         "Equivalent Security" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

         "Funds" and "Fund" mean an investment company registered under the Investment Company Act of 1940 to which LMIS serves as principal underwriter.

      "Immediate Family" of an Access Person means any of the following persons:

          child                       grandparent                son-in-law
          stepchild                   spouse                     daughter-in-law
          grandchild                  sibling                    brother-in-law
          parent                      mother-in-law              sister-in-law
          stepparent                  father-in-law

         Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that the Legal and Compliance Department determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

         "Legal and Compliance Department" means the Legal and Compliance Department of Legg Mason and the persons designated in Appendix 1, as such Appendix shall be amended from time to time. See also "Appropriate Compliance Department."

         "LMIS" means Legg Mason Investor Services, LLC.

         "Pre-clearance Officer" means each person designated as a Pre-clearance Officer by the Code of Ethics Review Committee or a Code of Ethics Review Committee delegate.

         "Securities Transaction" means a purchase or sale of Securities in which an Access Person has or acquires a Beneficial Interest.

         "Security" includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, closed-end investment companies and all derivative instruments of the foregoing, such as options and warrants. "Security" does not include futures or options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.


VII.     APPENDICES TO THE CODE

         The following appendices are attached to and are a part of the Code:

         Appendix 1.       Contact Persons

         Appendix 2.       Acknowledgement of Receipt of Code of Ethics and
                           Personal Holdings Report

         Appendix 3.       Trade Authorization Request for Access Persons

         Appendix 4.       Certification of Access Person's Designee

         Appendix 5.       Reserved

         Appendix 6.       Form Letter to Broker, Dealer, Bank, or Mutual Fund

         Appendix 7.       Certification of No Beneficial Interest

         Appendix 8.       New Account(s) Report

                                   Appendix 1

                                 CONTACT PERSONS




LEGAL AND COMPLIANCE DEPARTMENT (ASSET MANAGEMENT GROUP)

         Joseph M. Furey
         Isabelle A. Smith
         Gregory J. Keifer
         John A. Redding, IV


CODE OF ETHICS REVIEW COMMITTEE

         Amy M. Olmert
         Edward A. Taber, III
         Neil P. O'Callaghan
         Mark R. Fetting
         Deepak Chowdhury
         Richard M. Wachterman

________________________                  ______________         _______________
Access Person Last Name                   First Name             Mid Initial


_________________________                            ___________________________
Department                                           Ext.


                                   Appendix 2

    ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS AND PERSONAL HOLDINGS REPORT

Please specify:   __ Initial Report     or    __ Annual Renewal (You were
                  (New Access Person)         (previously an Access Person)

I acknowledge that I have received the Code of Ethics dated December 2005 and represent that:

1. I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

2. In accordance with the requirements of the Code, I will obtain prior written authorization for all Securities Transactions in which I have or acquire a Beneficial Interest, except for transactions exempt from pre-clearance under the Code.

3. In accordance with the requirements of the Code, I will report all non-exempt Securities Transactions in which I have or acquire a Beneficial Interest.

4. I agree that in case of a violation, I may be subject to various possible sanctions (pursuant to section V.B.1 of the Code) and as determined by the Compliance Department. Possible sanctions include verbal and written warnings, fines, trading suspensions, reversal of trades by which I agree to disgorge and forfeit any profits or absorb any loss on prohibited transactions, termination of employment, civil referral to the Securities and Exchange Commission, and criminal referral in accordance with the requirements of the Code.

5.   I will comply with the Code of Ethics in all other respects.

6. The following is a list of all Accounts/Securities in which I have a Beneficial Interest, and such information is current as of a date no more than 45 days prior to the date hereof:

     a Provide the information requested below for each investment account in which you have Beneficial Interest. Indicate "N/A" or "None" if appropriate.

         Per Section III.E.2.b, periodic reporting (through duplicate transaction confirmation and duplicate statement provided on an ongoing basis) is not required for "mutual funds-only accounts". However, statement copies for these accounts must be made available for review upon specific request by the Legal & Compliance Department. "Mutual funds-only accounts" are accounts invested exclusively in open-end mutual funds to which LMIS does not serve as principal underwriter and where no other types of securities (stock, bonds, etc.) may be held.

     b Attach the most recent account statement for each account identified that is not maintained at a broker-dealer previously approved by Legal and Compliance Department. Indicate "N/A" or "None" if appropriate.

                      (Attach separate sheet if necessary)
Table 1

------------------------------ -------------------------------- ----------------------- --------------------- ---------------
                                                                                                                Discretionary
                                                                                                                account:
NAME OF BROKER DEALER, BANK,            ACCOUNT TITLE                RELATIONSHIP                               Check
       OR MUTUAL FUND                acct holder's name         if acct holder is not                           if
                                       and (acct type)            the Access Person        ACCOUNT NUMBER       applicable
------------------------------ -------------------------------- ----------------------- --------------------- ---------------
------------------------------ -------------------------------- ----------------------- --------------------- ---------------
Ex:                               Jane Smith (IRA)                 spouse                  xxx-xxxxx
------------------------------ -------------------------------- ----------------------- --------------------- ---------------


------------------------------ -------------------------------- ----------------------- --------------------- ---------------


------------------------------ -------------------------------- ----------------------- --------------------- ---------------


------------------------------ -------------------------------- ----------------------- --------------------- --------------


------------------------------ -------------------------------- ----------------------- --------------------- --------------


------------------------------ -------------------------------- ----------------------- --------------------- --------------


------------------------------ -------------------------------- ----------------------- --------------------- --------------


------------------------------ -------------------------------- ----------------------- --------------------- --------------


------------------------------ -------------------------------- ----------------------- --------------------- --------------


------------------------------ -------------------------------- ----------------------- --------------------- --------------


------------------------------ -------------------------------- ----------------------- --------------------- --------------


Please list "mutual funds-only accounts" in the table 2 below: I understand that at any time during the term of my employment as an Access Person, I may be asked to provide statement information regarding the accounts below upon specific request by the Legal & Compliance Department.

Table 2

------------------------------ -------------------------------- ----------------------- --------------------- --------
                                                                                                                Mutual
                                                                                                                funds-only
NAME OF BROKER DEALER, BANK,            ACCOUNT TITLE                RELATIONSHIP          ACCOUNT NUMBER       account:
       OR MUTUAL FUND                acct holder's name         if acct holder is not                           Check
                                       and (acct type)            the Access Person                             here
------------------------------ -------------------------------- ----------------------- --------------------- --------
------------------------------ -------------------------------- ----------------------- --------------------- --------


------------------------------ -------------------------------- ----------------------- --------------------- --------


------------------------------ -------------------------------- ----------------------- --------------------- --------


------------------------------ -------------------------------- ----------------------- --------------------- --------


------------------------------ -------------------------------- ----------------------- --------------------- --------


------------------------------ -------------------------------- ----------------------- --------------------- --------


------------------------------ -------------------------------- ----------------------- --------------------- --------


------------------------------ -------------------------------- ----------------------- --------------------- --------

     c If you have Beneficial Interests in Securities that are not listed above (stock certificates, private equity investments), list them below. Indicate "N/A" or "None" if appropriate.

Table 3

---------------------------------- ----------------------- ------------------------------------ ----------------------
                                        RELATIONSHIP
     NAME OF SECURITY OWNER         if security owner is            NAME OF SECURITY             NUMBER OF SHARES /
                                   not the Access Person                                          PRINCIPAL AMOUNT
---------------------------------- ----------------------- ------------------------------------ ----------------------
---------------------------------- ----------------------- ------------------------------------ ----------------------

---------------------------------- ----------------------- ------------------------------------ ----------------------
---------------------------------- ----------------------- ------------------------------------ ----------------------

---------------------------------- ----------------------- ------------------------------------ ----------------------
---------------------------------- ----------------------- ------------------------------------ ----------------------

---------------------------------- ----------------------- ------------------------------------ ----------------------
---------------------------------- ----------------------- ------------------------------------ ----------------------

---------------------------------- ----------------------- ------------------------------------ ----------------------
---------------------------------- ----------------------- ------------------------------------ ----------------------

---------------------------------- ----------------------- ------------------------------------ ----------------------
---------------------------------- ----------------------- ------------------------------------ ----------------------

---------------------------------- ----------------------- ------------------------------------ ----------------------




7. I certify that the information on this form is accurate and complete.





------------------------------------
Access Person's Name


------------------------------------                 ------------------
Access Person's Signature                            Date

                                   Appendix 3

                 TRADE AUTHORIZATION REQUEST FOR ACCESS PERSONS




1. Name of Access Person:-------------------------------------------------------



2. Department and phone ext.:---------------------------------------------------



3. Account Title (acct holder's name):------------------------------------------



4. Account Number:--------------------------------------------------------------



5. Name of Security:------------------------------------------------------------



6.   Maximum amount to be purchased   Max. No.               or Max
     or sold:                         of shares------------  $ amount:----------


7.   Name and phone number of broker to effect transaction:---------------------



8.   Check applicable boxes: Purchase _  Sale _  Market Order _  Limit Order _


9. In connection with the foregoing transaction, I hereby make the following representations and warranties:

     (a) I do not possess any material nonpublic information regarding the Security or the issuer of the Security.

     (b) I am not aware that any Fund has an open order to buy or sell the Security or an Equivalent Security.

     (c) By entering this order, I am not using knowledge of any open, executed, or pending transaction by a Fund to profit by the market effect of such Fund transaction.

     (d) I believe that the proposed trade fully complies with the requirements of the Code.


_________________________     ______________             _______________
Access Person's Signature     Date                       Time



_______________________                   __________             ____________
Access Person Last Name                   First Name             Mid Initial

_________________________                            ___________________________
Department                                           Ext.



                         TRADE AUTHORIZATION OR DENIAL
                   (to be completed by Pre-clearance Officer)

______________________________          _________________       ________________
Name of Pre-clearance Officer            Date                    Time

______________________________          __  Approved            __  Denied
Signature of Pre-clearance Officer

                                   Appendix 4

                    CERTIFICATION OF ACCESS PERSON'S DESIGNEE


                        (To be completed by the designee)


         I, the undersigned hereby certify that the Access Person named herein and on the attached Trade Authorization Request for Access Persons (a) directly instructed me to complete the attached form on his or her behalf in his or her absence and (b) confirmed to me that the representations and warranties contained in the attached Form are accurate.





________________________________
Access Person's Name (Print)





                                                ________________________________
                                                Access Person's Designee (Print)


                                                ________________________________
                                                Designee' signature


                                                ________________________________
                                                Date

                                   Appendix 5

                                   [Reserved].

                                   Appendix 6


             FORM OF LETTER TO BROKER, DEALER, BANK, OR MUTUAL FUND

                                     (Date)

(Name
and Address)

         Subject: Account #
                           ---------------------------------------

Dear:
     --------------------------------------

         My employer, ___________________________________, is an investment adviser to, or principal underwriter of, an investment company. Pursuant to my employer's Code of Ethics and Rule 17j-1 under the Investment Company Act of 1940, please send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account directly to:

                   (Name and Address of Individual Responsible
            for Reviewing Periodic Holdings and Transaction Reports)

     Thank you for your cooperation. If you have any questions, please contact me or (Name of Individual Responsible for Reviewing Periodic Holdings and Transaction Reports) at _______________________________.


                                   Sincerely,


                                   (Name of Access Person)

________________________                  ______________         _______________
Access Person Last Name                   First Name             Mid Initial


_________________________                            ___________________________
Department                                           Ext.


                                   Appendix 7

                     CERTIFICATION OF NO BENEFICIAL INTEREST


I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Securities owned by certain members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

The following accounts are maintained by one or more members of my Immediate Family who reside in my household (List accounts below or attach sheet):

-------------------------------- --------------------------------------- --------------------- ----------------------
        BROKERAGE FIRM                       ACCOUNT TITLE                   RELATIONSHIP         ACCOUNT NUMBER
                                         account holder's name
                                           and (account type)
-------------------------------- --------------------------------------- --------------------- ----------------------
-------------------------------- --------------------------------------- --------------------- ----------------------


-------------------------------- --------------------------------------- --------------------- ----------------------
-------------------------------- --------------------------------------- --------------------- ----------------------


-------------------------------- --------------------------------------- --------------------- ----------------------
-------------------------------- --------------------------------------- --------------------- ----------------------

-------------------------------- --------------------------------------- --------------------- ----------------------
-------------------------------- --------------------------------------- --------------------- ----------------------

-------------------------------- --------------------------------------- --------------------- ----------------------

     __           Check here if attachment is provided

I certify that with respect to each of the accounts listed above (initial appropriate boxes):

            __ I do not own individually or jointly with others any of the securities held in the account.

            __ I do not influence or control investment decisions for the account.

            __ I do not act as a broker or investment adviser representative for the account.

I agree that I will notify the Legal and Compliance Department immediately if any of the information I have provided in this certification becomes inaccurate or incomplete.


---------------------------------           -----------------------------------
Access Person's Signature                   Approved by

---------------------------------           -----------------------------------
Print Name                                  Print Name and Title

------------------------------              -----------------------------------
Date                                        Date

________________________                  ______________         _______________
Access Person Last Name                   First Name             Mid Initial


_________________________                            ___________________________
Department                                           Ext.


                                   Appendix 8

                              NEW ACCOUNT(S) REPORT



I recently opened the following account(s) in which I have a Beneficial
Interest:


--------------- ----------------------------- ----------------------------- --------------------- --------------------
                                                     ACCOUNT TITLE            RELATIONSHIP (if
                  NAME OF BROKER, DEALER,        acct holder's name and      acct holder is not
 DATE OPENED        BANK, OR MUTUAL FUND              (acct type)            the Access Person)     ACCOUNT NUMBER
--------------- ----------------------------- ----------------------------- --------------------- --------------------
--------------- ----------------------------- ----------------------------- --------------------- --------------------
Ex: 6/01/05                                      Paul Smith (Roth IRA)                               xxx-xxxxx
--------------- ----------------------------- ----------------------------- --------------------- --------------------
--------------- ----------------------------- ----------------------------- --------------------- --------------------


--------------- ----------------------------- ----------------------------- --------------------- --------------------
--------------- ----------------------------- ----------------------------- --------------------- --------------------


--------------- ----------------------------- ----------------------------- --------------------- --------------------
--------------- ----------------------------- ----------------------------- --------------------- --------------------


--------------- ----------------------------- ----------------------------- --------------------- --------------------
--------------- ----------------------------- ----------------------------- --------------------- --------------------


--------------- ----------------------------- ----------------------------- --------------------- --------------------
--------------- ----------------------------- ----------------------------- --------------------- --------------------


--------------- ----------------------------- ----------------------------- --------------------- --------------------
--------------- ----------------------------- ----------------------------- --------------------- --------------------


--------------- ----------------------------- ----------------------------- --------------------- --------------------






         --------------------------------
         Access Person's Name  (Please print)

         --------------------------------
         Access Person's Signature

         --------------------------------
         Date